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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2009

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515 (Commission File Number)	25-0484900 (IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        On February 3, 2009, Forest Oil Corporation issued a press release announcing its estimated proved reserves and estimated production results for the year ended December 31, 2008 and guidance for 2009. The press release contains certain non-GAAP financial information and the reconciliation of such information to GAAP financial measures is included in the press release. The press release is furnished and attached to this Current Report on Form 8-K as Exhibit 99.1.

        The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits

Exhibit	Description
99.1	Press release dated February 3, 2009 entitled "Forest Oil Announces Record Estimated Proved Reserves and Record Estimated Net Sales Volumes in 2008; Issues 2009 Guidance; Increases Derivative Position and Schedules Year-End Earnings Release and Teleconference."

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: February 3, 2009	By	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

 INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated February 3, 2009, entitled "Forest Oil Announces Record Estimated Proved Reserves and Record Estimated Net Sales Volumes in 2008; Issues 2009 Guidance; Increases Derivative Position and Schedules Year-End Earnings Release and Teleconference."

QuickLinks

  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K